UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             March 10, 2011

INSPIRE PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its charter)

Delaware                          000-31135 04-3209022
 (State or Other Jurisdiction (Commission (IRS Employer
of Incorporation) File Number) Identification No.)

8081 Arco Corporate Drive, Suite 400, Raleigh, North Carolina 27617
 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code          (919) 941-9777
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensation Arrangements of Certain
Officers.

The Board of Directors (the "Board") of Inspire Pharmaceuticals, Inc. (the "Company") and the Compensation Committee of the Board (the "Committee"), in consultation with its compensation consultant, have carefully considered the impact of various recent events on the Company's remaining employees.  As part of their deliberations, the Board and Committee have considered the following: (i) the recent TIGER-2 clinical trial results, (ii) the Company's related restructuring and workforce reduction, and (iii) the Company's recently announced revised strategic direction to focus on its eye care business.  Based on their evaluation, on March 10, 2011, the Committee adopted an employee retention program designed to provide financial incentives to the Company's employees, including its sales force, to remain with the Company during the implementation of its revised strategic direction.

Employees will enter into retention bonus agreements with the Company pursuant to which each applicable employee will be eligible to receive a cash payment (each, a "Retention Bonus") after a 12 month period commencing March 22, 2011 (the "Retention Bonus Period"), so long as such employee remains continuously employed with the Company during the Retention Bonus Period. Each such employee will be entitled to receive his or her Retention Bonus at an earlier date in the event of termination without cause or resignation for good reason, after such employee's satisfaction of any obligations required to obtain severance benefits.

The retention bonus agreements with certain key executives, including, but not limited to, the officers set forth in the table below, will also provide the Board with the discretion to authorize an additional retention enhancement payment in the event that a significant corporate development and licensing event occurs during the Retention Bonus Period that the Board determines is in the best interest of the Company's stockholders. The maximum amount of each officer's retention enhancement payment, should the Board elect to grant same, could be up to the amount of their respective Retention Bonus.

The Retention Bonus amounts applicable to the Company's Chief Executive Officer, Chief Financial Officer and certain other executive officers is set forth below:

Name	Title	Retention Bonus Amount

Adrian Adams	President and Chief Executive Officer	$812,500
Andrew I. Koven	Executive Vice President, Chief Administrative & Legal Officer	$398,400
Thomas R. Staab, II	Executive Vice President, Chief Financial Officer & Treasurer	$270,000
R. Kim Brazzell, Ph.D.	Executive Vice President, Medical & Scientific Affairs	$206,700
Joseph M. Spagnardi	Senior Vice President, General Counsel and Secretary	$154,137

Item 8.01.     Other Events.

On March 14, 2011, the U.S. Food and Drug Administration ("FDA") approved an ANDA for a generic epinastine hydrochloride product, according to the FDA's website, following from the tentative approval. Epinastine hydrochloride is the active pharmaceutical ingredient in Elestat®. As previously disclosed, the Company has been expecting an approval at any time. As previously disclosed, the Company's co-promotion agreement with Allergan, Inc. regarding Elestat provides (among other termination provisions) that the term of such agreement will be in effect until the approval and launch of the first generic epinastine product.  As result of the FDA's approval of generic epinastine hydrochloride, the Company expects a generic form of epinastine will be launched at any time, resulting in the termination of the co-promotion agreement.  The Company will be entitled to receive post-termination payments from Allergan, based on any remaining net sales of Elestat for a period of 36 months.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                         Inspire Pharmaceuticals, Inc.

                                                                         By: /s/ Joseph M. Spagnardi
                                                                                    Joseph M. Spagnardi,
                                                                                    Senior Vice President, General Counsel
                                                                                    and Secretary

Dated: March 16, 2011